EXHIBIT 10.28

FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED LEASE AGREEMENT

BY AND BETWEEN

ET LLC,
a Delaware limited liability company
d/b/a
ET QRS LLC

as LANDLORD

and

ETEC SYSTEMS, INC.
a Nevada corporation

as TENANT

Premises: Hayward, California

Dated as of September 23, 1999

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AGREEMENT made as of September 23, 1999 by and between ET LLC, a Delaware limited liability company d/b/a ET QRS LLC ("Landlord") and ETEC SYSTEMS, INC., a Nevada corporation ("Tenant").

W I T N E S S E T H

WHEREAS Landlord and Tenant entered into a certain Second Amended and Restated Lease Agreement, dated as of February 2, 1998, as amended by a First Amendment to Second Amended and Restated Lease Agreement, dated as of March 31, 1998, as further amended by a Second Amendment to Second Amended and Restated Lease Agreement, dated as of May 8, 1998, as further amended by a Third Amendment to Second Amended and Restated Lease Agreement, dated as of February 1999 (said "Lease Agreement," as amended by said First Amendment, Second Amendment and Third Amendment, the "Original Lease"); and

WHEREAS Landlord and Tenant now desire to amend the Original Lease as hereinafter set forth.

IN CONSIDERATION OF the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

    The last sentence of subparagraph (a) of Paragraph 31 is hereby deleted in its entirety and the following sentence is inserted in lieu thereof:

    "Payment of such costs shall be made within ten (10) days following receipt of a written request from Landlord accompanied by invoices for the amounts requested, and shall include all such costs and expenses incurred by Landlord in connection with the issuance of Landlord's Series B 7.11% Senior Secured Notes Due September 1, 2014."

    Subparagraphs (c)(i) and (c)(ii) of Paragraph 1 Basic Rent of Exhibit D to the Original Lease are hereby deleted in their entirety and the following is inserted in lieu thereof:

(c) with respect to the Project II Improvements, commencing on July 1, 1999 and continuing on the first day of each calendar month thereafter (each such date also a "Basic Rent Payment Date") until the expiration of the Initial Term, annual Basic Rent payable with respect to the Project II Improvements shall be $5,746,530.72 per annum, payable in equal monthly installments of $478,877.56."

3. Paragraph 2 Certain Definitions of the Original Lease is hereby amended by deleting the definition of "Project II Costs" in its entirety and inserting the following in lieu thereof:

"Project II Costs" shall mean with respect to the Project II Improvements the sum of $50,000,000 and the Project II Acquisition Fee.

4. Schedule 1 to Exhibit E Financial Covenants is hereby deleted in its entirety and Schedule 1 attached hereto is inserted in lieu thereof.

5. This Fourth Amendment to Second Amendment and Restated Lease Agreement may be executed in counterparts which, when taken together, shall constitute a single document.

6. Except as expressly amended hereby the terms and conditions of the Lease Agreement shall remain in full force and effect. The terms of this Amendment shall be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Fourth Amendment to Second Amended and Restated Lease Agreement as of the date first above written.

LANDLORD:

ET LLC, a Delaware limited liability company, d/b/a ET QRS LLC

By: Corporate Property Associates
12 Incorporated, Member

By: Gordon J Whiting
Title: Senior Vice President

By: Corporate Property Associates
14 Incorporated, Member

By: Gordon J Whiting
Title: Executive Vice President

TENANT:

ETEC SYSTEMS, INC.,
a Nevada corporation

By: Neil J. Young

Title: Treasurer

The undersigned hereby acknowledges and consents to the foregoing Amendment.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York life insurance company

By: /s/___________________

Name: May Elizabeth Brennan

Title: Managing Director

Schedule 1

PROVISIONS APPLICABLE TO

QUALIFIED SUBORDINATED DEBT

(a) Qualified Subordinated Debt shall at all times be wholly subordinate and junior in right of payment to indebtedness of Tenant which in all events must include payments of Rent under the Lease (herein called "Superior Indebtedness"), upon substantially the following terms and conditions or such other terms and conditions as may be reasonably approved by Landlord and Lender (and Landlord in all events must be defined to be a "holder" of Superior Indebtedness):

(1) In the event of any liquidation, dissolution or winding up of Tenant, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to Tenant or its property, all principal and interest owing on, or payments of rent in respect of, all Superior Indebtedness shall first be irrevocably paid in full before any payment is made upon the indebtedness evidenced by the subordinated notes; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities, including equity securities, or other evidences of indebtedness, the payment of which is subordinated to the payment of all Superior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of the subordinated notes shall be paid over to the holders of such Superior Indebtedness, pro rata, for application in payment thereof unless and until such Superior Indebtedness shall have been paid or satisfied in full;

(2) In the event that either (A) the maturity of any Superior Indebtedness is accelerated or Landlord has given notice to Tenant of its intention to terminate the Lease or require Tenant to make an irrevocable offer to terminate the Lease following an Event of Default thereunder or (B) the subordinated notes are declared or become due and payable because of the occurrence of any event of default thereunder (or under the agreement or indenture, as appropriate) or otherwise than at the option of Tenant, in either case, under circumstances when the foregoing clause (1) shall not be applicable, the holders of the subordinated notes shall be entitled to payments only after there shall first have been paid in full all Superior Indebtedness outstanding at the time of the occurrence of the events specified in subclauses (A) or (B) above, or payment shall have been provided for in a manner satisfactory to the holders of such Superior Indebtedness; and

(3) During the continuance of (A) any default with respect to any Superior Indebtedness, or (B) any Event of Default under the Lease, which would permit the holders thereof to accelerate the maturity of such Superior Indebtedness, no payment of principal, premium or interest shall be made on the subordinated notes, if written notice of such default (a "Default Notice") has been given to Tenant by any holder or holders of any Superior Indebtedness, for a period of not less than one hundred eighty (180) days following receipt of any Default Notice. Upon receipt of any Default Notice from the holders of Superior Indebtedness pursuant to this clause (3), Tenant shall forthwith send a copy thereof to each holder of the subordinated notes at the time outstanding. Any payment or distribution of any kind or character, whether in cash, property or securities made with respect to any subordinated note after receipt by Tenant of a Default Notice shall be held by the holder of such subordinated note in trust for the benefit of, and shall be paid over to, the holders of such Superior Indebtedness for application on a pro rata basis to the payment of such Superior Indebtedness unless and until such Superior Indebtedness shall have been paid or satisfied in full.

(b) No right of any holder of any Superior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of Tenant or the holders of Superior Indebtedness, or by any noncompliance by Tenant with any of the terms, provisions and covenants of the subordinated notes or the agreement under which they are issued, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

(c) Tenant agrees, for the benefit of the holders of Superior Indebtedness, that in the event that any subordinated note is declared due and payable before its expressed maturity because of the occurrence of a default hereunder, Tenant will give prompt notice in writing of such happening to the holders of Superior Indebtedness.

(d) The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the holders of the subordinated notes on the other hand, and nothing herein shall impair, as between Tenant and the holders of the subordinated notes, the obligation of Tenant which is unconditional and absolute, to pay the principal, premium, if any, and interest on the subordinated notes in accordance with their terms, nor shall anything herein prevent the holders of the subordinated notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of the holders of Superior Indebtedness as herein provided for.